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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 28,
2000, except for Note 7, as to which the date is March   , 2000, in Amendment
No. 2 to Registration Statement (Form S-1 No. 333-30134) and related Prospectus of Sangamo BioSciences, Inc. for the registration of 5,750,000 shares of its common stock.



                                          ERNST & YOUNG LLP



Palo Alto, California


March   , 2000

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     The foregoing consent is in the form that will be signed upon completion of the stock split described in Note 7 to the financial statements.



                                          /s/ ERNST & YOUNG LLP



Palo Alto, California


March 14, 2000